Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Solaris Oilfield Infrastructure, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 2021 relating to the consolidated financial statements of Solaris Oilfield Infrastructure, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 15, 2021